Exhibit 99.1

 Duke Energy Ohio

Summary of Settlement Agreement

Dockets 12-1682-EL-AIR (Electric Distribution)

and 12-1685-GA-AIR (Gas Distribution)

Background

•                  On June 7, 2012, Duke Energy Ohio filed an electric distribution rate case and a gas distribution rate case with the Public Utilities Commission of Ohio (PUCO)

•                  The electric distribution case (the “electric” case) requested an average 5.1% increase in retail revenues, or approximately $87 million

•                  The gas distribution case (the “gas” case) requested an average 8.1% increase in retail revenues, or approximately $45 million

•                  Both filings were based upon a 10.6% return on equity (ROE) and a 53.3% equity component of the capital structure

•                  On April 2, 2013, Duke Energy Ohio reached agreement with all intervening parties (see below)

Major Components of Settlement

•                  Net annualized increase in electric distribution revenues of $49 million (or an average of 2.9% on a total bill basis)

•                  No increase in gas distribution base rates

•                  Recovery of remediation costs associated with manufactured gas plants (MGP) will be through a rider but the amount for recovery will be the only item for litigation in this case.  The requested annual revenue requirement for recovery of MGP remediation costs is $22 million

•                  Both cases are based upon a ROE of 9.84% and a 53.3% equity component of the capital structure.

•                  The 9.84% ROE will apply to all current capital-related riders that have been approved for continuation in these cases (i.e., the SmartGrid riders, and the AMRP rider)

•                  Duke Energy Ohio will donate $0.7 million annually for its low income weatherization and fuel fund

•                  Settlement is subject to the review and approval of the PUCO:

•                  The settlement hearing in the electric case is scheduled to commence on April 3, 2013

•                  The settlement hearing for gas, including the MGP litigation, is expected to commence on April 29, 2013.

Estimated Rate Increase Impacts to Customer Bills

($ in millions)	Electric	Gas
Base rates, subject to open MGP litigation	$49	$0
Cumulative Net Increase to customers (%)	2.9%	0%
$0.7 million annual shareholder donation expense (covers both electric and gas)

Reconciliation of Request

($ in millions)	Electric	Gas
Original request	$87	$45
Supplemental filing update	(1)	(3)
Reduced ROE	(6)	(5)
Lower depreciation expense (no earnings impact)	(7)	—
Recovery through another rider (no earnings impact)	(2)	(4)
MGP cost recovery yet to be resolved	—	(22)
Other adjustments	(22)	(11)
Per Partial Settlement, subject to open MGP litigation	$49	$0

FORWARD-LOOKING INFORMATION

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions.

These forward-looking statements are identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” “target,” “outlook,” “guidance,” and similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results to be differ materially from the results predicted. Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: state, federal and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements, as well as rulings that affect cost and investment recovery or have an impact on rate structures; the ability to recover eligible costs and earn an adequate return on investment through the regulatory process; the cost of retiring Progress Energy Florida’s Crystal River Unit 3 could prove to be more extensive than is currently identified, all costs associated with the retirement of Crystal River Unit 3, including replacement power, may not be fully recoverable through the regulatory process; the ability to maintain relationships with customers, employees or suppliers post-merger; the ability to successfully integrate the Progress Energy businesses and realize cost savings and any other synergies expected from the merger; the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; the impact of compliance with material restrictions of conditions related to the Progress Energy merger imposed by regulators could exceed our expectations; costs and effects of legal and administrative proceedings, settlements, investigations and claims; industrial, commercial and residential growth or decline in the respective Duke Energy Registrants’ service territories, customer base or customer usage patterns; additional competition in electric markets and continued industry consolidation; political and regulatory uncertainty in other countries in which Duke Energy conducts business; the influence of weather and other natural phenomena on each of the Duke Energy Registrants’ operations, including the economic, operational and other effects of storms, hurricanes, droughts and tornadoes; the ability to successfully operate electric generating facilities and deliver electricity to customers; the ability to recover, in a timely manner, if at all, costs associated with future significant weather events through the regulatory process; the impact on the Duke Energy Registrants’ facilities and business from a terrorist attack, cyber security threats and other catastrophic events; the inherent risks associated with the operation and potential construction of nuclear facilities, including environmental, health, safety, regulatory and financial risks; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates and the ability to recover such costs through the regulatory process, where appropriate; unscheduled generation outages, unusual maintenance or repairs and electric transmission system constraints; the performance of electric generation facilities and of projects undertaken by Duke Energy’s non-regulated businesses; the results of financing efforts, including the Duke Energy Registrants’ ability to obtain financing on favorable terms, which can be affected by various factors, including the respective Duke Energy Registrants’ credit ratings and general economic conditions; declines in the market prices of equity securities and resultant cash funding requirements for Duke Energy’s defined benefit pension plans and nuclear decommissioning trust funds; the level of creditworthiness of counterparties to Duke Energy Registrants’ transactions; employee workforce factors, including the potential inability to attract and retain key personnel; growth in opportunities for the respective Duke Energy Registrants’ business units, including the timing and success of efforts to develop domestic and international power and other projects; construction and development risks associated with the completion of Duke Energy Registrants’ capital investment projects in existing and new generation facilities, including risks related to financing, obtaining and complying with terms of permits, meeting construction budgets and schedules, and satisfying operating and environmental performance standards, as well as the ability to recover costs from ratepayers in a timely manner or at all; the subsidiaries ability to pay dividends or distributions to Duke Energy Corporation holding company (the Parent); the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; the impact of potential goodwill impairments; the ability to reinvest retained earnings of foreign subsidiaries or repatriate such earnings on a tax-free basis; and the ability to successfully complete future merger, acquisition or divestiture plans.

Additional risks and uncertainties are identified and discussed in Duke Energy’s reports filed with the SEC and available at the SEC’s website at www.sec.gov.  In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than Duke Energy has described. Duke Energy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.